Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of HSBC Finance Corporation:

We consent to the incorporation by reference in the Registration Statement No. 333-131714-01 on Form S-3 of HSBC Automotive Trust (USA) 2006-1 of our reports dated March 5, 2007 included as Exhibits 34.1, 34.2, 34.3, 34.4 and 34.5 in this Annual Report on Form 10-K of HSBC Automotive Trust (USA) 2006-1 for the year ended December 31, 2006.

/s/ KPMG LLP

Chicago, Illinois

March 28, 2007